Appendix B
                                Custody Agreement
                           Effective November 6, 2006


Name of Fund:


Diversified Money Market Fund
U.S. Government Money Market Fund
100% U.S. Treasury Money Market Fund
California Tax-Free Money Market Fund
California Intermediate Tax-Free Bond Fund
National Intermediate Tax-Free Bond Fund
Bond Fund
Short Term Bond Fund
Income Plus Allocation Fund
Growth & Income Allocation Fund
Capital Growth Allocation Fund
Diversified Equity Allocation Fund
Balanced Fund
Core Equity Fund
Large Cap Value Fund (formerly, the Income Equity Fund)
Value Momentum Fund
Large Cap Growth Fund
International Opportunities Fund
Small Cap Value Fund
Small Cap Growth Fund
Cognitive Value Fund
Enhanced Growth Fund


HIGHMARK FUNDS TRUST                             UNION BANK OF CALIFORNIA

By: /s/ Greg Nnopf                               By: /s/ Carl E. Schultz
   --------------------                             ----------------------------

Name: Greg Knopf                                 Name: Carl E. Schultz
     ------------------                               --------------------------

Title: Vice President & Assistant Secretary      Title: Senior Vice President
      -------------------------------------            -------------------------

                                                 By: /s/ John Kramon
                                                    ----------------------------

                                                 Name: John Kramon
                                                      --------------------------

                                                 Title: Assistant Vice President
                                                       -------------------------